Exhibit 99.1

Lux Health Tech Acquisition Corp. Signs Letter of Intent for a Business Combination

New York, NY — September 6, 2022 — Lux Health Tech Acquisition Corp. (the “Company”) today announced that it has entered into a non-binding letter of intent (“LOI”) for a business combination with a leading life sciences company addressing significant unmet needs in some of the most costly and debilitating segments of healthcare (the “Target”).

The Target has an experienced executive and scientific leadership team that has built an extensive technology platform with multiple programs in development, and is backed by leading private and public market investors. The Company expects that it can offer the Target its resources, experience and network of relationships to support the Target’s growth and access to public markets, making this an attractive potential business combination for the Company’s stockholders. Under the terms of the LOI, the Company and Target would become a combined entity, with the Target’s existing equityholders rolling 100% of their equity into the combined public company.

The Company expects to announce additional details regarding the proposed business combination when a definitive agreement is executed, which is expected in the second half of 2022.

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all. Any transaction would be subject to board and equityholder approval of both companies, regulatory approvals and other customary conditions.

ABOUT LUX HEALTH TECH ACQUISITION CORP.

Lux Health Tech Acquisition Corp. is a blank check company sponsored by an affiliate of Lux Capital and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses at the intersection of the healthcare and technology industries.

IMPORTANT INFORMATION AND WHERE TO FIND IT

If a legally binding definitive agreement with respect to the proposed business combination is executed, the Company intends to file a preliminary proxy statement (a “Deal Proxy Statement”) with the U.S. Securities and Exchange Commission’s (the “SEC”). A definitive Deal Proxy Statement will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the Deal Proxy Statement, without charge, by directing a request to: Lux Health Tech Acquisition Corp., 920 Broadway, 11th Floor, New York, New York 10010. The preliminary and definitive Deal Proxy Statements, once available, can also be obtained, without charge, at the SEC’s website, www.sec.gov.

This communication may be deemed to be offering or solicitation material in respect of the proposed transaction, which will be submitted to the stockholders of the Company for their consideration. The Company urges investors, stockholders and other interested persons to carefully read, when available, the preliminary and definitive Deal Proxy Statement as well as other documents filed with the SEC (including any amendments or supplements to the Deal Proxy Statement, as applicable), in each case, before making any investment or voting decision with respect to the proposed transaction, because these documents will contain important information about the Company, the Target and the proposed transaction.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors, executive officers other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the

SEC on March 30, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Deal Proxy Statement when it is filed with the SEC. These documents can be, once available, obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations and are subject to numerous conditions, risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022, and the Company’s quarterly reports on Form 10-Q filed with the SEC, each available on the SEC’s website, www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact: Scott Rubin	Email: scott.rubin@luxcapital.com